As filed with the Securities and Exchange Commission on June 7, 2011
Registration No. 333-164232

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Amendment No. 4
to
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

GRAYMARK HEALTHCARE, INC.
(Exact Name of Registrant as Specified in Its Charter)

Oklahoma	8093	20-0180812
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
210 Park Avenue, Ste. 1350
Oklahoma City, Oklahoma 73102
(405) 601-5300
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Stanton Nelson
Chief Executive Officer
Graymark Healthcare, Inc.
210 Park Avenue, Ste. 1350
Oklahoma City, Oklahoma 73102
(405) 601-5300
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies to:

Robert E. Puopolo, Esq. Greenberg Traurig LLP One International Place Boston, MA 02110 (617) 310-6000 Fax: (617) 310-6001	Michael D. Maline, Esq. Goodwin Procter LLP The New York Times Building 620 Eighth Avenue New York, New York 10018 (212) 813-8800 Fax: (212) 355-3333

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated Filer ☐	Accelerated Filer ☐	Non-accelerated Filer ☐ (Do not check if a smaller reporting company	Smaller Reporting Company☑

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Explanatory Note
     Graymark Healthcare, Inc. has prepared this Amendment No. 4 to the Registration Statement on Form S-1 (File No. 333-164232) for the purpose of filing Exhibits 3.1.1 and 5.1 to the Registration Statement with the Securities and Exchange Commission. This Amendment No. 4 does not modify any provision of the Prospectus that forms a part of the Registration Statement and accordingly such Prospectus has not been included herein.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution

The following table sets forth the various expenses, all of which will be borne by the registrant, in connection with the sale and distribution of the securities being registered, other than the underwriting discounts and commissions. All amounts shown are estimates except for the SEC registration fee, and the FINRA filing fee.

SEC registration fee	$4,098.76
FINRA filing fee	5,800.00
Transfer agent and registrar fees	2,500.00
Accounting fees and expenses	100,000.00
Legal fees and expenses	250,000.00
Printing and engraving expenses	100,000.00
Miscellaneous	37,601.30

Total	$500,000.00

*	To be provided by amendment

Item 14.	Indemnification of Officers and Directors

Section 1031 of the Oklahoma General Corporation Act permits (and Registrant’s Certificate of Incorporation and Bylaws, which are incorporated by reference herein, authorize) indemnification of directors and officers of Registrant and officers and directors of another corporation, partnership, joint venture, trust or other enterprise who serve at the request of Registrant, against expenses, including attorneys fees, judgments, fines and amount paid in settlement actually and reasonably incurred by such person in connection with any action, suit or proceeding in which such person is a party by reason of such person being or having been a director or officer of Registrant or at the request of Registrant, if he conducted himself in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of Registrant, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Registrant may not indemnify an officer or a director with respect to any claim, issue or matter as to which such officer or director shall have been adjudged to be liable to Registrant, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. To the extent that an officer or director is successful on the merits or otherwise in defense on the merits or otherwise in defense of any action, suit or proceeding with respect to which such person is entitled to indemnification, or in defense of any claim, issue or matter therein, such person is entitled to be indemnified against expenses, including attorney’s fees, actually and reasonably incurred by him in connection therewith.

The circumstances under which indemnification is granted with an action brought on behalf of Registrant are generally the same as those set forth above; however, expenses incurred by an officer or a director in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of final disposition upon receipt of an undertaking by or on behalf of such officer or director to repay such amount if it is ultimately determined that such officer or director is not entitled to indemnification by Registrant.

These provisions may be sufficiently broad to indemnify such persons for liabilities arising under the Securities Act of 1933, as amended (the “Act”), in which case such provision is against public policy as expressed in the 1933 Act and is therefore unenforceable.

Item 15.	Recent Sales of Unregistered Securities

During the three years preceding the filing of this registration statement, the registrant sold the following securities, which were not registered under the Securities Act.

On April 30, 2011, Graymark Healthcare, Inc. (“we” or “Graymark”) entered into Subscription Agreements with MTV Investments, LP, Black Oak II, LLC, TLW Securities, LLC and Valiant Investments, LLC, an entity owned and controlled by Roy T. Oliver one of our controlling shareholders. The Subscription Agreements provide for the sale of 1,293,103 shares of our common stock, par value $0.0001 per share, at a price of $2.32 per share and warrants exercisable for 1,293,103 shares of our common stock at an exercise price of $1.80 per share. The warrants are exercisable beginning six months after the issue date and expire after three years. On May 4, 2011, we closed on the sale of these securities. We received $2.0 million in cash and cancelled the outstanding promissory note in the amount of $1.0 million to Valiant Investments, LLC as payment of the purchase price. No underwriters or placement agents were used in connection with this transaction. The shares of common stock and warrants issued pursuant to the subscription agreements were issued in a private placement transaction pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended pursuant to Section 4(2) and Regulation D promulgated thereunder. The purchasers, or their affiliates, are existing shareholders of the Company with a pre-existing relationship and are accredited investors.

On April 1, 2010, we issued 7,500 shares of common stock pursuant to restricted stock awards issued under and pursuant to our 2008 Long-Term Incentive Plan. The shares were issued at the weighted-average fair market value of $4.00 and vest as follows: 2,500 shares immediately vested, 2,500 shares vest on April 1, 2011 and 2,500 shares vest on April 1, 2012. In connection with the issuance of these shares of common stock, no underwriting discounts or commissions were paid or will be paid. The shares of common stock were sold without registration under the Securities Act of 1933, as amended, in reliance on the registration exemption afforded by Regulation D and more specifically Rule 506 of Regulation D.

On February 25, 2010, we issued 45,000 shares of common stock pursuant to restricted stock awards issued under and pursuant to our 2008 Long-Term Incentive Plan. The shares were issued at the weighted-average fair market value of $4.64 and immediately vested. On March 25, 2010, 28,125 shares of common stock vested pursuant to previously issued restricted stock awards. The weighted-average fair market value of the 28,125 vesting shares on the grant date was $6.68 per share. In connection with the issuance of these shares of common stock, no underwriting discounts or commissions were paid or will be paid. The shares of common stock were sold without registration under the Securities Act of 1933, as amended, in reliance on the registration exemption afforded by Regulation D and more specifically Rule 506 of Regulation D.

On December 31, 2009, we issued 33,087 common stock shares pursuant to restricted stock awards under and pursuant to our 2008 Long-Term Incentive Plan. On December 31, 2009, 31,080 of the 33,087 common stock shares vested pursuant to the restricted stock awards. On date of the restricted stock awards of these vesting shares, 15,000 shares had a fair market value of $6.40 per share and 16,080 shares had a market value of $9.76 per share. The 2,007 balance of the shares were awarded to employees other than executive officers, vested immediately and were issued at the fair market value of $7.20 per share other than 630 shares that were issued at the fair market value of $7.80 per share. In connection with this the issuance of these common stock shares, no underwriting discounts or commissions were paid or will be paid. The common stock shares were sold without registration under the Securities Act of 1933, as amended, in reliance on the registration exemption afforded by Regulation D and more specifically Rule 506 of Regulation D.

On September 15, 2009, we delivered 163,199 shares of our common stock to Avastra Sleep Centres Limited in payment of $1,344,000 of the purchase price of the outstanding stock of Avastra Eastern Sleep Centers, Inc., and 25,000 shares of our common stock to Daniel I. Rifkin, M.D. These common stock shares were sold without registration under the Securities Act of 1933, as amended, in accordance with Regulation D and without payment of any sales commissions or other form of remuneration. The further transferability of these common stock shares is prohibited unless pursuant to an effective registration statement and prospectus or pursuant to a registration exemption available under the Securities Act or the rules and regulations promulgated under the Securities Act.

During the three months ended December 31, 2008, we awarded restricted stock awards of 37,500 common stock shares under and pursuant to our 2008 Long-Term Incentive Plan. On November 29, 2008, we issued 4,000 common stock shares to two employees at $15.40 per share, which vested in November 2009. On December 15, 2008, we issued 7,500 common stock shares to Rick D. Simpson, our former Chief Financial Officer, and 25,000 common stock shares to Joseph Harroz Jr., our President and one of our Directors, at $6.16 per share. 50% of these shares vested in July 2009 and the remainder shall vest in July 2010. In connection with this the issuance of these common stock shares, no underwriting discounts or commissions were paid or will be paid. The common stock shares were sold without registration under the Securities Act of 1933, as amended, in reliance on the registration exemption afforded by Regulation D and more specifically Rule 506 of Regulation D.

On June 3, 2008, we completed a private placement offering of 836,112 common stock shares for $15,050,011.50 or $18.00 per share. In connection with this offering, no underwriting discounts or commissions were paid or will be paid. The common stock shares were sold without registration under the Securities Act of 1933, as amended, in reliance on the registration exemption afforded by Regulation D and more specifically Rule 506 of Regulation D. In connection with this sale, the purchasers were provided disclosure information that principally consisted of a description of our common stock shares and our Annual Report on Form 10-K for the year ended December 31, 2007 and our Quarterly Report on Form 10-Q for the three months ended March 31, 2008. There were four purchasers of the common stock shares and each qualified as an accredited investor within the meaning of Rule 501(a) of Regulation D.

On May 30, 2008, we completed the Texas Labs acquisition. In connection this acquisition we issued 32,609 common stock shares for $900,000 (or $27.60 per share) as a portion of the purchase consideration. In connection with this the issuance of these common stock shares, no underwriting discounts or commissions were paid or will be paid. The common stock shares were sold without registration under the Securities Act of 1933, as amended, in reliance on the registration exemption afforded by Regulation D and more specifically Rule 506 of Regulation D. In connection with this sale, the purchasers were provided disclosure information that principally consisted of a description of our common stock shares and our Annual Report on Form 10-K for the year ended December 31, 2007 and our Quarterly Report on Form 10-Q for the three months ended March 31, 2008. There were four purchasers of the common stock shares and each represented that it qualified as an accredited investor within the meaning of Rule 501(a) of Regulation D.

During 2008, the holders of certain placement agent warrants exercised their warrants. These warrants were exercisable for the purchase of 72,788 common stock shares and were issued in connection with our 2003 private placement and convertible note conversion. The warrant holders elected to use the “cashless exercise” provisions and, accordingly, were not required to pay the exercise price ranging from $4.40 to $22.00 per share. We issued 37,431 common stock shares pursuant to these warrant exercises. In connection with this the issuance of these common stock shares, no underwriting discounts or commissions were paid or will be paid. The common stock shares were sold without registration under the Securities Act of 1933, as amended, in reliance on the registration exemption afforded by Regulation D and more specifically Rule 506 of Regulation D. It is believed that each warrant holder qualified as an accredited investor within the meaning of Rule 501(a) of Regulation D.

Pursuant to the Exchange Agreement and the related closing, we agreed to issue 5,100,000 shares of our common stock to Oliver Company Holdings, LLC, Lewis P. Zeidner, Stanton Nelson, Vahid Salalati, Greg Luster, William R. Oliver, Kevin Lewis, John B. Frick Revocable Trust, Roger Ely, James A. Cox, Michael Gold, Katrina J. Martin Revocable Trust, the former equity interest owners or in some cases the designee of the former equity interest owners of SDC Holdings, LLC and ApothecaryRx, LLC. These common stock shares were offered and sold in accordance with Rule 506 of Regulation D promulgated under the Securities Act of 1933, as amended (the without registration under the Securities Act. In conjunction with the sale of these common stock shares, no sales commissions or other remuneration was paid.

The foregoing shares of common stock described in the table above were issued in reliance upon Section 4(2) of the Securities Act of 1933 as a transaction by an issuer not involving a public offering. Each holder had adequate access to information about the registrant through his relationship with the registrant or through information provided to him.

The registrant did not, nor does it plan to, pay or give, directly or indirectly, any commission or other remuneration, including underwriting discounts or commissions, in connection with any of the issuances of securities listed above. In addition, each of the certificates issued representing the securities in the transactions listed above bears a restrictive legend permitting the transfer thereof only in compliance with applicable securities laws. The recipients of securities in each of the transactions listed above represented to the registrant their intention to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof. All recipients had or have adequate access, through their employment or other relationship with the registrant or through other access to information provided by our company, to information about our company.

Item 16.	Exhibits and Financial Statement Schedules

(a) Exhibits

See Index of Exhibits on the page immediately preceding the exhibits for a list of exhibits filed as part of this registration statement on Form S-1, which is hereby incorporated by reference.

(b) Financial Statement Schedules.

All other schedules have been omitted because they are either inapplicable or the required information has been given in the consolidated financial statements or the notes thereto.

Item 17.	Undertakings

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(1) for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(2) for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(3) for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Amendment No. 4 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Oklahoma City, State of Oklahoma, on the 7th day of June 2011.

GRAYMARK HEALTHCARE, INC.

By:	/s/ Stanton Nelson
Stanton Nelson
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 4 to this Registration Statement has been signed below by the following persons in the capacities indicated on June 7, 2011.

Signature		Title

/s/ Stanton Nelson Stanton Nelson		Chief Executive Officer and Chairman of the Board (Principal Executive Officer)

* Edward M. Carriero, Jr.		Chief Financial Officer (Principal Financial Officer)

* Grant A. Christianson		Chief Accounting Officer (Principal Accounting Officer)

* Joseph Harroz, Jr.		Director

* Scott Mueller		Director

* S. Edward Dakil, M.D.		Director

* Steven List		Director

*By:	/s/ Stanton Nelson Stanton Nelson Attorney-In-Fact

EXHIBIT INDEX

The following documents are filed as exhibits to this registration statement.

Exhibit No.		Description

1	.1**	Form of Underwriting Agreement.
3.1		Registrant’s Restated Certificate of Incorporation, incorporated by reference to Exhibit 3.1.1 of Registrant’s Quarterly Report on Form 10-Q filed with the U.S. Securities and Exchange Commission on August 14, 2008.
3	.1.1+	Certificate of Amendment to the Registrant’s Restated Certificate of Incorporation.
3.2		Registrant’s Amended and Restated Bylaws, incorporated by reference to Exhibit 3.2 of Registrant’s Quarterly Report on Form 10-Q as filed with the Commission on August 14, 2008.
4.1		Form of Certificate of Common Stock of Registrant, incorporated by reference to Exhibit 4.1 of Registrant’s Registration Statement on Form SB-2 (No. 333-111819) as filed with the Commission on January 9, 2004.
4.2		Form of Amended and Restated Common Stock Purchase Warrant Agreement issued to SXJE, LLC and dated March 2007, is incorporated by reference to Exhibit 4.2 of the Registrant’s Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission on March 31, 2010.
4.3		Financial Advisor Warrant Agreement issued to ViewTrade Securities, Inc. and dated June 11, 2009, is incorporated by reference to Exhibit 4.7 of the Registrant’s Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission on March 31, 2010.
5	.1+	Opinion of McAfee & Taft, P.C.
10.1		Graymark Productions, Inc. 2003 Stock Option Plan, incorporated by reference to Exhibit 10.5 of Registrant’s Registration Statement on Form SB-2 (No. 333-111819) as filed with the Commission on January 9, 2004.
10.2		Graymark Productions, Inc. 2003 Non-Employee Stock Option Plan, incorporated by reference to Exhibit 10.6 of Registrant’s Registration Statement on Form SB-2 (No. 333-111819) as filed with the Commission on January 9, 2004.
10.3		Graymark Healthcare, Inc. 2008 Long-term Incentive Plan adopted by Registrant on the effective date of October 29, 2008, is incorporated by reference to Exhibit 4.1 of the Registrant’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on December 9, 2008.
10	.3.1	Graymark Healthcare, Inc. 2008 Long-term Incentive Plan, Form of Restricted Stock Award Agreement, is incorporated by reference to Exhibit 10.3.1 of the Registrant’s Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission on March 31, 2010.
10	.3.2	Graymark Healthcare, Inc. 2008 Long-term Incentive Plan, Form of Stock Option Agreement, is incorporated by reference to Exhibit 10.3.2 of the Registrant’s Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission on March 31, 2010.
10.4		Exchange Agreement between Registrant, SDC Holdings, LLC, SDOC Investors, LLC, Vahid Salalati, Greg Luster, Kevin Lewis, Roger Ely, ApothecaryRx, LLC, Oliver RX Investors, LLC, Lewis P. Zeidner, Michael Gold, James A. Cox, and John Frick, dated October 29, 2007, is incorporated by reference to Registrant’s Schedule 14 Information Statement filed with the U.S. Securities and Exchange Commission on December 5, 2007.
10.5		Registration Rights Agreement between Registrant, Oliver Company Holdings, LLC, Lewis P. Zeidner, Stanton Nelson, Vahid Salalati, Greg Luster, William R. Oliver, Kevin Lewis, John B. Frick Revocable Trust, Roger Ely, James A. Cox, Michael Gold, Katrina J. Martin Revocable Trust, dated January 2, 2008, is incorporated by reference to Registrant’s Schedule 14 Information Statement filed with the U.S. Securities and Exchange Commission on December 5, 2007.
10.6		Asset Purchase Agreement among ApothecaryRx, LLC, Rambo Pharmacy, Inc. and Norman Greenburg, dated January 3, 2008, is incorporated by reference to Exhibit 10.1 of the Registrant’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on January 29, 2008.

Exhibit No.		Description

10.7		Goodwill Protection Agreement between ApothecaryRx, LLC, Rambo Pharmacy, inc. and Norman Greenburg, dated January 12, 2008, is incorporated by reference to Exhibit 10.2 of the Registrant’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on January 29, 2008.
10.8		Employment Agreement between ApothecaryRx, LLC and Aric Greenburg, dated January 17, 2008, is incorporated by reference to Exhibit 10.3 of the Registrant’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on January 29, 2008.
10.9		Transition Agreement between ApothecaryRx, LLC, Rambo Pharmacy, Inc. and Norman Greenburg, dated January 17, 2008, is incorporated by reference to Exhibit 10.4 of the Registrant’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on January 29, 2008.
10.10		Lease Agreement between ApothecaryRx, LLC and Rambo Pharmacy, Inc., dated January 12, 2008, is incorporated by reference to Exhibit 10.5 of the Registrant’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on January 29, 2008.
10.11		Asset Purchase Agreement between ApothecaryRx, LLC and Thrifty Drug Stores, Inc., dated February 8, 2008, is incorporated by reference to Exhibit 10.1 of the Registrant’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on March 6, 2008.
10.12		Goodwill Protection Agreement between ApothecaryRx, LLC and Thrifty Drug Stores, Inc., dated February 29, 2008, is incorporated by reference to Exhibit 10.2 of the Registrant’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on March 6, 2008.
10.13		Pharmacy Purchase Agreement between ApothecaryRx, LLC, Rehn-Huerbinger Drug Co., 666 Drug Co., Wilmette-Huerbinger Drug Co., Edward Cox, Simpson Gold, Lawrence Horwitz, and Steven Feinerman, dated May 2, 2008, is incorporated by reference to Exhibit 10.1 of the Registrant’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on June 6, 2008.
10	.13.1	First Amendment to Pharmacy Purchase Agreement between ApothecaryRx, LLC, Rehn-Huerbinger Drug Co., 666 Drug Co., Wilmette-Huerbinger Drug Co., Edward Cox, Simpson Gold, Lawrence Horwitz, and Steven Feinerman, dated May 23, 2008, is incorporated by reference to Exhibit 10.7 of the Registrant’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on June 6, 2008.
10	.13.2	Second Amendment to Pharmacy Purchase Agreement between ApothecaryRx, LLC, Rehn-Huerbinger Drug Co., 666 Drug Co., Wilmette-Huerbinger Drug Co., Edward Cox, Simpson Gold, Lawrence Horwitz, and Steven Feinerman, dated June 3, 2008, is incorporated by reference to Exhibit 10.8 of the Registrant’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on June 6, 2008.
10.14		Goodwill Protection agreement between ApothecaryRx, LLC, Edward Cox, Simpson Gold and Lawrence Horwitz, dated June 3, 2008, is incorporated by reference to Exhibit 10.2 of the Registrant’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on June 6, 2008.
10.15		Employment Agreement between ApothecaryRx, LLC and Lawrence Horwitz, dated June 3, 2008, is incorporated by reference to Exhibit 10.3 of the Registrant’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on June 6, 2008.
10.16		Employment Agreement between ApothecaryRx, LLC and Steven Feinerman, dated June 3, 2008, is incorporated by reference to Exhibit 10.4 of the Registrant’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on June 6, 2008.
10.17		Employment Agreement between ApothecaryRx, LLC and Edward Cox, dated June 3, 2008, is incorporated by reference to Exhibit 10.5 of the Registrant’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on June 6, 2008.
10.18		Employment Agreement between ApothecaryRx, LLC and Simpson Gold, dated June 3, 2008, is incorporated by reference to Exhibit 10.6 of the Registrant’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on June 6, 2008.
10.19		Purchase Agreement between TCSD of Waco, LLC and Sleep Center of Waco, Ltd., dated May 30, 2008, is incorporated by reference to Exhibit 10.3 of the Registrant’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on June 13, 2008.

Exhibit No.		Description

10.20		Purchase Agreement between Capital Sleep Management, LLC, Plano Sleep Center, Ltd., and Southlake Sleep Center, Ltd., dated May 30, 2008, is incorporated by reference to Exhibit 10.2 of the Registrant’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on June 13, 2008.
10.21		Asset Purchase Agreement between SDC Holdings, LLC, Christina Molfetta and Hanna Friends Trust, dated June 1, 2008, is incorporated by reference to Exhibit 10.1 of the Registrant’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on June 13, 2008.
10.22		Loan Agreement between Registrant, SDC Holdings, LLC, ApothecaryRx, LLC, Oliver Company Holdings, LLC, Roy T. Oliver, Stanton M. Nelson, Roy T. Oliver as Trustee of the Roy T. Oliver Revocable Trust dated June 15, 2004, Vahid Salalati, Greg Luster, Kevin Lewis, Roger Ely and Lewis P. Zeidner and Arvest Bank, dated May 21, 2008 is incorporated by reference to Exhibit 10.31 of the Registrant’s Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission on March 31, 2009.
10	.22.1	Amendment to Loan Agreement between Registrant, SDC Holdings, LLC, ApothecaryRx, LLC, Oliver Company Holdings, LLC, Roy T. Oliver, Stanton M. Nelson, Roy T. Oliver as Trustee of the Roy T. Oliver Revocable Trust dated June 15, 2004, Vahid Salalati, Greg Luster, Kevin Lewis, Roger Ely and Lewis P. Zeidner and Arvest Bank, effective May 21, 2008 is incorporated by reference to Exhibit 10.32 of the Registrant’s Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission on March 31, 2009.
10	.22.2	Second Amendment to Loan Agreement between Registrant, SDC Holdings, LLC, ApothecaryRx, LLC, Oliver Company Holdings, LLC, Roy T. Oliver, Stanton M. Nelson, Roy T. Oliver as Trustee of the Roy T. Oliver Revocable Trust dated June 15, 2004, Vahid Salalati, Greg Luster, Kevin Lewis, Roger Ely and Lewis P. Zeidner and Arvest Bank, effective May 21, 2008, is incorporated by reference to Exhibit 10.1 of the Registrant’s Quarterly Report on Form 10 Q filed with the U.S. Securities and Exchange Commission on August 14, 2009.
10	.22.3**	Third Amendment to Loan Agreement between Registrant, SDC Holdings, LLC, ApothecaryRx, LLC, Oliver Company Holdings, LLC, Roy T. Oliver, Stanton M. Nelson, Roy T. Oliver as Trustee of the Roy T. Oliver Revocable Trust dated June 15, 2004, Vahid Salalati, Greg Luster, Kevin Lewis, Roger Ely and Lewis P. Zeidner and Arvest Bank, effective May 21, 2008.
10	.22.4**	Amended and Restated Loan Agreement dated December 17, 2010 by and among Graymark Healthcare, Inc., SDC Holdings, LLC, ApothecaryRx, LLC, Oliver Company Holdings, LLC, Roy T. Oliver, Stanton M. Nelson, Roy T. Oliver as Trustee of the Roy T. Oliver Revocable Trust dated June 15, 2004, Kevin Lewis, Roger Ely, Lewis P. Zeidner and Arvest Bank.
10	.22.5	Letter Agreement dated March 11, 2011 by and between Graymark Healthcare, Inc. and Arvest Bank, is incorporated by reference to Exhibit 99.1 to the Registrant’s Current Report on Form 8-K filed on March 22, 2011.
10.23		Stock Sale Agreement dated August 19, 2009 by and among SDC Holdings, LLC, AvastraUSA, Inc. and Avastra Sleep Centers Limited, is incorporated by reference to Exhibit 10.1 of the Registrant’s Current Report on Form 8-K filed with the U.S. Securities Exchange Commission on August 26, 2009.
10	.23.1	First Amendment to Stock Sale Agreement dated August 23, 2009 among SDC Holdings, LLC, AvastraUSA, Inc. and Avastra Sleep Centers Limited, is incorporated by reference to Exhibit 10.2 of the Registrant’s Current Report on Form 8-K filed with the U.S. Securities Exchange Commission on August 26, 2009.
10	.23.2	Second Amendment to Stock Sale Agreement dated September 14, 2009 among SDC Holdings, LLC, AvastraUSA, Inc. and Avastra Sleep Centers Limited, is incorporated by reference to Exhibit 10.1 of the Registrant’s Current Report on Form 8-K filed with the U.S. Securities Exchange Commission on September 16, 2009.
10.24		Lock up and Stock Pledge Agreement dated September 14, 2009 among Graymark Healthcare, Inc., SDC Holdings, LLC, AvastraUSA, Inc. and Avastra Sleep Centers Limited, is incorporated by reference to Exhibit 10.2 of the Registrant’s Current Report on Form 8-K filed with the U.S. Securities Exchange Commission on September 16, 2009.

Exhibit No.		Description

10.25		Settlement Agreement and Release dated September 14, 2009 among Daniel I. Rifkin, M.D., Graymark Healthcare, Inc., SDC Holdings, LLC, Avastra Sleep Centers Limited, AvastraUSA, Inc, is incorporated by reference to Exhibit 10.3 of the Registrant’s Current Report on Form 8-K/A filed with the U.S. Securities Exchange Commission on September 21, 2009.
10.26		Amended and Restated Employment Agreement between Registrant and Grant A. Christianson, dated October 19, 2010, is incorporated by reference to Exhibit 10.4 of the Registrant’s Quarterly Report on Form 10-Q filed with the U.S. Securities and Exchange Commission on November 15, 2010.
10.27		Employment Agreement between Registrant and Stanton Nelson, dated October 13, 2009, is incorporated by reference to Exhibit 10.1 of the Registrant’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on October 14, 2009.
10.28		Amended and Restated Employment Agreement among the Registrant, Lewis P. Zeidner, and ApothecaryRx, LLC, dated October 13, 2009, is incorporated by reference to Exhibit 10.3 of the Registrant’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on October 14, 2009.
10.29		Employment Agreement between Registrant and Joseph Harroz, Jr., dated December 5, 2008, is incorporated by reference to Exhibit 10.2 of Registrant’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on December 9, 2008.
10.30		Agreement between the Registrant and Joseph Harroz, Jr., dated March 25, 2010, is incorporated by reference to Exhibit 10.30 of the Registrant’s Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission on March 31, 2010.
10.31		Restricted Stock Award Agreement between the Registrant and Stanton Nelson, dated March 25, 2010 is incorporated by reference to Exhibit 10.31 of the Registrant’s Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission on March 31, 2010.
10.32		Employment Agreement between the Registrant and Edward M. Carriero, Jr., dated October 7, 2010, is incorporated by reference to Exhibit 10.3 of the Registrant’s Quarterly Report on Form 10-Q filed with the U.S. Securities and Exchange Commission on November 15, 2010.
10.33		Asset Purchase Agreement dated September 1, 2010 among Walgreen Co., ApothecaryRx, LLC, and, to certain sections only, Graymark Healthcare, Inc., is incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on September 2, 2010.
10	.33.1	First Amendment to Asset Purchase Agreement dated October 29, 2010 among Walgreen Co., ApothecaryRx, LLC, and, to certain sections only, Graymark Healthcare, Inc., is incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on October 29, 2010.
10.34		Employment Agreement between Registrant and Rick D. Simpson, dated December 5, 2008, is incorporated by reference to Exhibit 10.3 of Registrant’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on December 9, 2008.
10.35		Form of Indemnification Agreement between the Company and each of its directors and executive officers, is incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on August 24, 2010.
10	.36.1	Loan Agreement dated March 16, 2011 by and between Valiant Investments LLC and Graymark Healthcare, Inc., is incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on March 22, 2011.
10	.36.2	Note dated March 16, 2011 issued by Graymark Healthcare, Inc., is incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed on March 22, 2011.
10	.36.3	Subordination Agreement dated March 16, 2011 by and among Valiant Investments, L.L.C., ApothecaryRx, LLC, SDC Holdings LLC and Graymark Healthcare, Inc., in favor of Arvest Bank, is incorporated by reference to Exhibit 10.3 to the Registrant’s Current Report on Form 8-K filed on March 22, 2011.
10.37		Form of Subscription Agreement dated April 30, 2011 by and between each of Graymark Healthcare, Inc., and each of MTV Investments, LP, Black Oak II, LLC, TLW Securities, LLC and Valiant Investments, LLC, is incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report with the U.S. Securities and Exchange Commission on Form 8-K filed on May 5, 2011.

Exhibit No.		Description

10.38		Form of Warrant Agreement dated May 4, 2011 issued to each of MTV Investments, LP, Black Oak II, LLC, TLW Securities, LLC and Valiant Investments, LLC, is incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report with the U.S. Securities and Exchange Commission on Form 8-K filed on May 5, 2011.
23	.1**	Consent of Eide Bailly, LLP
23	.2+	Consent of McAfee & Taft, P.C. (included in Exhibit 5.1)
24	.1**	Power of attorney (see page II-5)

+	Filed herewith.

**	Previously filed.